As filed with the Securities and Exchange Commission on July 12, 2004

Registration No. 333-____________

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_______________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

______________

SULPHCO, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	88-0224817
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

850 Spice Islands Drive Sparks, NV 89431 (775) 829-1310	Rudolf W. Gunnerman 850 Spice Islands, Drive Sparks, NV 89431 (775) 829-1310
(Address and Telephone Number of Principal Executive Offices)	(Name, Address and Telephone Number of Agent for Service)

___________

Copies of all communications to:

Samuel S. Guzik, Esq.
Guzik & Associates
11355 West Olympic Blvd., Suite 300
Los Angeles, CA 90064
(310) 914-8600

___________

Executive Employment Agreement dated as of February 17, 2003, by and between SulphCo, Inc. and Kirk S. Schumacher;
 and Stock Option Agreement dated as of May 8, 2003, between Patrick E. Lacy and SulphCo, Inc.

(Full Title of the Plans)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(2)
Common Stock, $.001 par value	1,100,000	$0.532	$585,200	$74.15

(1)

Represents 1,100,000 shares of Common Stock issued or issuable from time to time to two officers of the registrant pursuant to individual option grants, comprising 1,000,000 options at $0.55 per share and 100,000 options at $0.35 per share. Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also relates to an indeterminate number of shares of common stock which are issuable upon stock splits, stock dividends, recapitalizations or other similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, and based upon the exercise price of the option shares to which this registration statement relates: 1,000,000 options at $0.55 per share and 100,000 options at $0.35 per share, or a weighted average exercise price of $0.532.

__________________________

EXPLANATORY NOTE

       This registration statement registers: (i) the offer and sale by SulphCo, Inc. of 800,000 shares of common stock, par value $.001 per share, of SulphCo, Inc. that may be issued and sold to Kirk S. Schumacher, our president, upon the exercise of options granted to him pursuant to an Executive Employment Agreement; (ii) the resale of 200,000 shares of common stock that were issued and sold to Mr. Schumacher upon the exercise of options granted to him pursuant to an Executive Employment Agreement; (iii) the resale of 100,000 shares of common stock that were issued and sold to Patrick E. Lacy, our chief financial officer, pursuant to a Stock Option Agreement, and (iv) the resale of 800,000 shares of common stock which may be issued to Mr. Schumacher pursuant to unexercised options granted under his Executive Employment Agreement.

       Under cover of this Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act. Our reoffer prospectus has been prepared pursuant to Instruction C of Form S-8 and may be used for reofferings and resales on a continuous or delayed basis in the future of up to an aggregate of 100,000 shares of common stock that were issued and sold to Patrick E. Lacy, our chief financial officer, pursuant to a Stock Option Agreement, 800,000 shares of common stock which may be issued in the future to Mr. Schumacher pursuant to unexercised options granted under his Executive Employment Agreement, and 200,000 shares of common stock that were issued and sold to Mr. Schumacher pursuant to options granted under an Executive Employment Agreement. These shares of common stock may be deemed "control securities" or "restricted securities."

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

       The documents containing the information specified in this Part I has been or will be sent or given to Kirk S. Schumacher, the sole participant under his Executive Employment Agreement, as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission ("SEC") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

       The following reoffer prospectus filed as part of this registration statement has been prepared in accordance with General Instruction C of Form S-8 and, pursuant thereto, may be used for reofferings and resales of the shares of common stock registered hereby. The reoffer prospectus is for use in reoffering and reselling shares of common stock that may be deemed to be "control securities" or "restricted securities" under the Securities Act.

2

REOFFER PROSPECTUS

SULPHCO, INC.

1,100,000 Shares of Common Stock

       This prospectus may be used by the selling security holders to sell a maximum of 1,100,000 shares of our common stock, par value $.001 per share, which we have previously issued or may issue in the future under awards of options granted to them in connection with their employment by us as executive officers. The selling security Holders may offer these shares for resale from time to time.

       We will not receive any of the proceeds from the sale of any common shares by the selling security holders, but we have agreed to bear certain expenses of registering the resale of the common shares under federal and state securities laws. The selling security holders will pay all other costs, if any, associated with the sale of shares of our common stock.

       The common shares covered by this prospectus are "control securities" or "restricted securities" under the Securities Act of 1933, as amended, before their sale under this reoffer prospectus. We have prepared this prospectus for the sole purpose of registering these shares under the Securities Act in order to allow the selling security holders to offer and sell the these shares to the public.

       We cannot assure you that any of the selling security holders will sell any of their shares of our common stock or that all of the shares will be sold by them. Our common stock is listed on the Nasd, Inc. OTC Bulletin Board under the symbol "SLPH." On July 6, 2004 the last reported sale price of our common stock on the OTC Bulletin Board was $3.87 per share.

       Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page five.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

July 12, 2004

__________________

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

__________________

OUR BUSINESS

Overview

       We are engaged in the business of developing and commercializing our patented and proprietary technology for the reduction of the sulfur content of crude oils and petroleum products, and the "upgrading" of crude oil by reducing its weight, or density. Our patented and proprietary process is based upon the novel use of high power ultrasonics - the application of high energy, high frequency sound waves - to effect beneficial changes in the chemical composition in crude oil and other petroleum streams. Originally developed by us for low cost desulfurization of diesel fuel, our development efforts have expanded to include the desulfurization of crude oil and the "upgrading" of crude oil by reducing its density. Our process is expected to provide a highly cost-effective alternative to conventional refinery processes currently used to remove sulfur from crude oil. We also believe that our process is unique by reason of its ability to desulfurize and upgrade crude oil prior to entering the traditional refinery process.

       We have developed and demonstrated a continuous flow bench scale prototype in a laboratory setting using a revolutionary low pressure, low temperature process that uses high power ultrasound to reduce the sulfur content of crude oil and other petroleum streams. We have been developing our desulfurization technologies since January 1999. Testing has been done through in-house facilities, independent laboratories, and more recently by a major integrated petroleum company. To date, such testing has been limited to samples produced by bench scale prototypes, which have processed from one to ten gallons of crude oil in a laboratory setting. Recent laboratory testing has also demonstrated the ability of our process to upgrade crude oils through the conversion of the heavy hydrocarbon components of petroleum residua to lighter, higher value components. We are also investigating the potential additional "upgrading" benefit our process may have through the reduction of nitrogen, acids, salts and certain metals in crude oil.

       We have completed the design and fabrication of a pre-production prototype of a continuous flow desulfurization unit (deSN™ unit) which is intended to process up to 1,000 bbl per day. This unit has been placed at a major oil refinery and is awaiting final installation and testing, which is expected to occur during the next few months. We have begun the design of a production scale deSN™ unit which is intended to process 25,000 or more bbl per day. We intend to construct this unit at our facilities following successful testing of our 1,000 bbl per day unit.

       We are developing ultrasound technology to help provide the high power ultrasound necessary to our process. Our ultrasound technology is intended to increase the ultrasonic intensity generated within our desulfurization reactor vessels and to improve on existing ultrasound technologies.

The Market Opportunity

       The market for our technology and our desulfurization units is expected to be crude oil producers and refiners. Crude oil price differentials are driven largely by both sulfur content and crude oil density. These price differentials reflect the relative economic value of crude oil to the ultimate consumer of most crude oil, the oil refiner. Because our technology is expected to both reduce sulfur content and reduce crude oil density at a significantly reduced cost, the successful commercialization of our technology can be expected to produce significant economic benefits to our future customers.

       The reduction of sulfur levels in crude oil and petroleum products has become a major issue for oil producers and refiners. Developed countries have increasingly mandated the use of low or ultra low sulfur petroleum products. As a result, refineries are faced with incurring extremely expensive capital improvements for their refinery processes, altering their end product mix, or in some instances ceasing the production of low sulfur products entirely. Our technology, which utilizes high power ultrasound in a low temperature, low pressure environment, is expected to provide a more cost-effective solution to sulfur reduction than presently obtainable with conventional hydrotreating technologies which require high temperature, high pressure and expensive catalysts. Our technology is expected to:

  aid oil refiners in meeting government mandated sulfur limits in petroleum products;

  allow refiners to avoid or reduce the high cost of building new hydrotreaters, or refurbishing existing hydrotreaters; and

  allow refiners to utilize higher sulfur crude oil more efficiently in their existing hydrotreaters.

       Moreover, because our deSN™ units are expected to upgrade crude oil by reducing its density, refiners who pre-treat crude oil with our deSN™ processors are expected to be able to:

  reduce their cost of crude oil by purchasing heavier, less expensive crude oil; and

  obtain a higher yield of higher value petroleum end products.

       Oil producers are also expected to benefit from our technology. Because crude oil containing higher concentrations of sulfur or higher density is less valuable than crude oil containing lower sulfur concentrations and lower density, a producer utilizing our technology is expected to be able to sell the treated crude oil to refiners at higher prices. Moreover, crude oil reserves which are underutilized due to higher sulfur content or density would become more economically viable with the successful utilization of our desulfurization technology.

Our Strategy

       We intend to partner with experienced third parties to develop, produce, market, distribute and support products utilizing our proprietary desulfurizaton and upgrading technology. These activities may include licensing our technology, joint ventures involving development, manufacturing or marketing, and other commercial activities. As part of these activities we intend to partner with one or more experienced distribution partners to market and sell our products and technology. Such partnerships are intended to reduce our working capital requirements by reducing our costs, and provide an entree to more extensive and accelerated market penetration than would be permitted by an internal organization.

       Our business model provides for revenues to be generated from two principal sources:

  Revenues from the sale or lease of our deSN™ units to refiners and producers; and

  Revenues from the ongoing operation of our deSN™ units by our customers, based upon a percentage of the value added to the end user.

       These revenue streams may be generated by us or in conjunction with collaborative partners or third party licensing arrangements, and may include provisions for one-time, lump sum payments in addition to ongoing royalty payments or other revenue sharing arrangements.

Our Company

       We were incorporated in the State of Nevada in 1986. Our predecessor, GRD, Inc., commenced its current line of business in January 1999. Our executive offices are located at 850 Spice Islands Drive, Sparks, NV 89431. Our telephone number is (775) 829-1310. Our corporate website is www.sulphco.com. The information contained in our website is not part of this prospectus. References in this prospectus to "we," "us," "our company" and "SulphCo" refer to SulphCo, Inc.

RISK FACTORS

       You should carefully consider the risks described below, together with all of the other information included or incorporated by reference in this prospectus, before making an investment decision. The risks and uncertainties below are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

       Some statements in this prospectus (including some of the following risk factors) are forward-looking statements. Please refer to the section in this prospectus entitled "Forward-Looking Statements."

We are a development stage company with a limited operating history.

       We are development stage company with a limited operating history, and our principal technologies and products are still under development. Accordingly, there is a limited operating history upon which to base an assumption that we will be able to successfully implement our business plan.

Our technologies are not fully developed, are commercially untested, and remain subject to significant uncertainty.

       Our activities to date have involved the research and development of our crude oil desulfurization and upgrading technologies, and we have not yet generated any material revenues since commencing these activities in January 1999. Commercial application of our technologies will require further investment, development and testing. We may be unable to complete development and commercialization of our technologies on a timely basis, or at all.

       Development and commercialization of a new technology, such as our desulfurization and upgrading process, is inherently subject to significant risks. Accordingly, we cannot assure you that our technology will perform in a commercial scale setting as indicated in initial laboratory or small scale bench testing or that we will be able to successfully develop and commercialize our technology. Introducing and enhancing a new technology involves numerous technical challenges, substantial financial and personnel resources, and often takes many months or years to complete. We cannot be certain that we will be successful at commercializing our technology on a timely basis, or in accordance with milestones, if at all. In addition, we cannot be certain that, once our processing unit is made operational in a commercial setting, the unit will perform as expected. Our technology is complex and, despite further vigorous testing and quality control procedures, may contain undetected errors. Any inability to timely deliver a commercially viable unit could have a negative effect on our business, revenues, financial condition and results of operations.

We have a history of operating losses and have not generated any material revenues to date.

       We have not generated any material revenues and have experienced significant operating losses in each period since we commenced our current line of business in January 1999. As of March 31, 2004, we had an accumulated deficit of approximately $18 million, including approximately $10.3 million of stock-based compensation expense. These losses are principally associated with the research and development of our desulfurization and upgrading technologies, research and development of ultrasound technologies, development of pre-production prototypes and related marketing activity, and we expect to continue to incur expenses in the future for development, commercialization and sales and marketing activities related to the commercialization of our technology. We cannot predict when or to what extent our technology or resulting products will begin to produce revenues, or whether we will ever reach profitability. If we are unable to achieve significant levels of revenue, our losses will likely continue indefinitely. If this occurs, the market price of our common stock and our viability as a going concern could suffer.

We may not have sufficient working capital in the future, and we may be unable to obtain additional capital. If we obtain additional financing, you may suffer significant dilution.

       In the past we have financed our research and development activities primarily through debt and equity financings from our principal shareholder, Rudolf W. Gunnerman. In June 2004 we conducted two private placements with institutional and other third party investors for the sale of units consisting of our common stock, warrants, and rights to acquire additional stock and warrants, generating net cash proceeds of approximately $2.4 million. Although we anticipate that our existing capital resources will be sufficient to fund our cash requirements through at least 2004 based upon current levels of expenditures and anticipated needs, additional financing will be required in 2005.

       The extent and timing of our future capital requirements will depend upon several factors, including:

  Continued progress in the development of our technologies;
  Effective product commercialization activities and arrangements; and
  Our ability to establish and maintain collaborative arrangements with others for product development, commercialization, marketing, sales and manufacturing.

If our capital requirements vary materially from those currently planned, we may require additional financing sooner than anticipated. We do not know whether additional financing will be available on commercially acceptable terms when needed.

       Sources of additional capital include proceeds from the sale of the remaining unpurchased units to investors in the June 2004 private placements, proceeds from the exercise of additional investment rights and warrants issued to these investors, funding through collaborative arrangements, licensing arrangements and debt and equity financings. If we cannot raise funds on acceptable terms, we may not be able to successfully commercialize our technology, take advantage of future opportunities or respond to unanticipated requirements. If we are unable to secure such additional financing, we will have to curtail or suspend all or a portion of our business activities. Further, if we issue equity securities, our shareholders may experience severe dilution of their ownership percentage, and the new equity securities may have rights, preferences or privileges senior to those of our common stock.

Our strategy for the development and commercialization of our technologies contemplates collaborations with third parties, making us dependent on their success.

       We are a development stage company and do not possess all of the capabilities to fully commercialize our desulfurization and upgrading technologies on our own. Our success will likely depend upon partnerships and strategic alliances with third parties. We intend to continue to enter into collaborative and other contractual arrangements with third parties to assist us in such activities as developing, testing and commercializing our technology, and in the manufacture, marketing and distribution of resulting products. We may be unable to find suitable collaborative partners or contract for these services when needed, and failure of third parties to perform under agreements with us could result in delays.

       Collaborative agreements involving the development and commercialization of technology such as ours generally pose such risks as:

  Collaborators may not pursue further development and commercialization of products resulting from collaborations or may elect not to continue or renew research and development programs;
  Collaborators may delay development activities, underfund development activities, stop or abandon development activities, repeat or conduct new testing or require changes to our technologies for testing;
  Collaborators could independently develop, or develop with third parties, products that could compete with our future products;
  The terms of our agreements with collaborators may not be favorable to us;
  A collaborator with marketing and distribution rights to one or more products may not commit enough resources to the marketing or distribution of our products, thereby delaying commercialization or limiting potential revenues from the commercialization of a product;
  Collaborations may be terminated by the collaborator for any number of reasons, including failure of the technologies or products to perform in line with the collaborator's objectives or expectations, and such termination would subject us to increased capital requirements if we elected to pursue further development activities.

We have very limited manufacturing, marketing and sales experience.

       We have very limited manufacturing, marketing and product sales experience. If we develop commercially marketable products, we cannot assure you that contract manufacturing services will be available in sufficient capacity to supply our product needs on a timely basis. If we decide to build or acquire commercial scale manufacturing capabilities, we will require additional management and technical personnel and additional capital.

We may rely on third parties to provide certain components for our products. If our vendors fail to deliver their products in a reliable, timely and cost-efficient manner, our business will suffer.

       We expect to depend on relationships with third parties such as contract manufacturing companies and suppliers of components critical for the product we are developing in our business. If these providers do not produce these products on a timely basis, if the products do not meet our specifications and quality control standards, or if the products are otherwise flawed, we may have to delay product delivery, or recall or replace unacceptable products. In addition, such failures could damage our reputation and could adversely affect our operating results. As a result, we could lose potential customers and any revenues that we may have at that time may decline dramatically.

We are highly dependent on our key personnel to manage our business, and because of competition for qualified personnel we may not be able to recruit or retain necessary personnel.

       Our continued growth and success depend to a significant degree on the continued services of our senior management, including our chairman and CEO, Rudolf W. Gunnerman, our president, Kirk S. Schumacher, and other key employees, and our ability to attract and retain highly skilled and experienced scientific, technical, managerial, sales and marketing personnel. We cannot assure you that we will be successful in recruiting new personnel or in retaining existing personnel. Other than agreements to retain the services of our chairman and CEO, Rudolf W. Gunnerman, and our president, Kirk S. Schumacher, none of our senior management or key personnel have long term employment agreements with us. We do not maintain key person insurance on any members of our management team or other personnel. The loss of one or more key employees or our inability to attract additional qualified employees could have a material adverse effect on our business, results of operations and financial condition. In addition, we may experience increased compensation costs in order to attract and retain skilled employees.

We may not be able to compete successfully in the highly competitive and evolving desulfurization market.

       The market for products utilizing our technologies is still developing and there can be no assurance that our products will ever achieve market acceptance. Because we presently have no customers for our business, we must convince petroleum producers, refiners and distributors to purchase our products or license our technology. To the extent we do not achieve market penetration, it will be difficult for us to generate meaningful revenue or to achieve profitability. In order to achieve market acceptance we intend to enter into collaborative agreements with one or more major petroleum producers or refiners with established market positions. However, we cannot assure you that, even if such arrangements are successfully implemented, our technologies will achieve acceptance in the marketplace.

We may not be able to protect our intellectual property against third-party infringements or claims of infringement.

       Our commercial success will depend to a large degree on our ability to protect and maintain our proprietary technology and know-how and to obtain and enforce patents on our technology. We rely primarily on a combination of patent, copyright, trademark and trade secrets law to protect our intellectual property. Although we have filed multiple patent applications for our technology, and we have three issued patents in the U.S., our patent position is subject to complex factual and legal issues that may give rise to uncertainty as to the validity, scope and enforceability of a particular patent. Accordingly, we cannot assure you that any patents will be issued pursuant to our current or future patent applications or that patents issued pursuant to such applications will not be invalidated, circumvented or challenged. Moreover, we cannot assure you that the rights granted under any such patents will provide the competitive advantages we anticipate or be adequate to safeguard and maintain our proprietary rights. In addition, effective patent, trademark, copyright and trade secret protection may be unavailable, limited or not applied for in certain foreign countries. Moreover, we cannot assure you that third parties will not infringe, design around, or improve upon our proprietary technology.

       We also seek to protect our proprietary intellectual property, including intellectual property that may not be patented or patentable, in part by confidentiality agreements and, if applicable, inventor's rights agreements with our employees and third parties. We cannot assure you that these agreements will not be breached, that we will have adequate remedies for any breach or that such persons will not assert rights to intellectual property arising out of these relationships.

We are a new entrant in our business and we face significant competition.

       We are a new entrant in the market for development and sale of sulfur reduction and upgrading technology to the oil industry. We face well-established and well-funded competition from a number of sources. Our competitors in this area include major integrated oil companies and oil refineries. Most of these entities have substantially greater research and development capabilities and financial, scientific, manufacturing, marketing, sales and service resources than we do.

       Because of their experience and greater research and development capabilities, our competitors might succeed in developing and commercializing competing technologies or products which would render our technologies or products obsolete or non-competitive.

Regulatory developments could have adverse consequences for our business.

       The regulatory environment that pertains to our business is complex, uncertain and changing rapidly. Although we anticipate that existing and proposed governmental mandates regulating the sulfur content of petroleum products will continue to provide an impetus for customers to utilize our desulfurization technology, it is possible that the application of existing environmental legislation or regulations or the introduction of new legislation or regulations could substantially impact our ability to launch and promote our proprietary technologies, which could in turn negatively impact our business.

We may be sued for product liability.

       We may be held liable if any product we develop, or any product which is made with the use of any of our technologies, causes injury or is found otherwise unsuitable during product testing, manufacturing, marketing, sale or use. We currently have no product liability insurance. When we attempt to obtain product liability insurance, this insurance may be prohibitively expensive, or may not fully cover our potential liabilities. Inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could inhibit the commercialization of products developed by us. If we are sued for any injury caused by our products, our liability could exceed our available assets.

Our stock price is volatile.

       The trading price for our common stock has been volatile, ranging from a sales price of $0.21 in October 2003, to a sales price of over $2.20 per share in June of 2004. The price has changed dramatically over short periods with changes of over 100% percent in a single day. An investment in our stock is subject to such volatility and, consequently, is subject to significant risk.

This offering and the resale of other previously restricted shares may have an adverse impact on the market value of our stock.

       This prospectus relates to the resale of up to 1,100,000 shares of common stock by the selling security holders identified in this prospectus. Prior to the date of this prospectus these shares were not freely tradable under federal and state securities laws. In addition to the sale of the shares which may be sold under this prospectus, as of June 30, 2004, there were 4,121,151 unregistered restricted shares which may be sold pursuant to SEC Rule 144, which permits sales of unregistered securities owned for more than one year. In addition, we have filed a separate registration statement covering the resale of up to 18,648,137 shares of restricted common stock which have been issued, or may in the future be issued pursuant to outstanding warrants and rights. Large sales volumes by selling security holders or market expectations of such sales could adversely affect the market price of our common stock.

There are risks associated with the potential exercise of outstanding warrants and additional investment rights.

       In connection with the first closings of the June 3, 2004 and June 15, 2004 private placements, we issued:

  536,619 warrants exercisable at $1.125 per share;
  365,923 warrants exercisable at $1.5625 per share;
  additional investment rights entitling the holder to purchase an aggregate of 3,066,333 shares of our common stock at $0.90 per share and 1,073,217 warrants exercisable at $1.125 per share; and
  additional investment rights entitling the holder to purchase an aggregate of 1,045,494 shares at $1.25 per share and 731,846 warrants exercisable at $1.5625 per share.

In addition, under the terms of these private placements, we may issue and sell up to an equal number of additional warrants and rights as part of additional closings for the unsold securities under these placements.

       If those purchasers exercise these additional investment rights or warrants, we will be obligated to issue additional shares of common stock at $0.90 and $1.25 per share and warrants to purchase our common stock at an exercise price of $1.125 and $1.5625 per share. In addition, 800,000 shares are issuable upon outstanding employee stock options. The existence of such rights to acquire common stock at fixed prices may prove a hindrance to our efforts to raise future equity funding, and the exercise of such rights will dilute the percentage ownership interest of our stockholders and may dilute the value of their ownership. The possible future sale of shares issuable on the exercise of outstanding warrants, options and additional investment rights, or expectations of such sales, could adversely affect the prevailing market price of our common stock. Further, the holders of the outstanding warrants and additional investment rights may exercise them at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us.

Our board of directors has the ability to issue additional shares of our common stock without obtaining the approval of our stockholders.

       Our corporate charter currently authorizes our board of directors to issue up to 100,000,000 shares of common stock, of which 53,624,734 shares were outstanding as of July 6, 2004. The power of the board of directors to issue shares of common stock or warrants to purchase shares of common stock is not subject to stockholder approval under Nevada state law, the state of our corporate organization. Any additional issuance of our common stock may have the effect of further diluting the equity interest of stockholders.

Our board of directors has the ability to issue shares of preferred stock without obtaining the approval of our stockholders, which could adversely impact the rights of holders of our common stock.

       Our board of directors has the authority to issue up to 10,000,000 shares of preferred stock, none of which are issued or outstanding, and to determine the price, and the rights, preferences, privileges and restrictions, without any further vote or action by our stockholders. Because the holders of preferred stock may be entitled to vote on some matters as a class, issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of our company. The rights of the holders of common may be adversely affected by the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility, could have the effect of making it more difficult for a third party to acquire control of our company.

Because our common stock is subject to rules governing low priced securities, market liquidity for our common stock could be adversely impacted.

       Our common stock trades below $5.00 per share and is not listed on the Nasdaq Stock Market or a national or regional securities exchange. Therefore, our common stock is subject to the low priced security or so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. For any transaction involving a penny stock, unless exempt, the rules require, among other things, the delivery, prior to the transaction, of a disclosure schedule required by the Securities and Exchange Commission relating to the penny stock market. These rules also require that the broker determine, based upon information obtained from the investor, that transactions in penny stocks are suitable for the investor, and require the broker to obtain the written consent of the investor prior to effecting the penny stock transaction. The broker-dealer must also disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. So long as our common stock is characterized as a penny stock, the market liquidity for these shares could be severely affected. The regulations relating to penny stocks could limit the ability of broker-dealers to sell these securities and, in turn, the ability of stockholders to sell their shares in the secondary market.

Our Chairman and CEO will control corporate decisions which may differ from the interests of other stockholders.

       As of the date of this prospectus Rudolf W. Gunnerman beneficially owned more than 61% of our issued and outstanding common stock. Following this offering, assuming all of the securities covered by this prospectus are issued, Rudolf W. Gunnerman, our chairman and CEO, will continue to beneficially own or control a majority of our issued and outstanding common stock. Accordingly, Mr. Gunnerman will effectively be able to exercise control over all matters requiring approval by our stockholders, including the election of directors and the approval of significant corporate transactions. Mr. Gunnerman's interests may differ from the interests of other stockholder and, therefore, result in corporate decisions that may be disadvantageous to other stockholders. This concentration of ownership may also have the effect of delaying or preventing a change in control, which could have a material adverse effect on our stock price.

FORWARD-LOOKING STATEMENTS

       This prospectus contains forward-looking statements within the meaning of the federal securities laws that relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology, such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "project," "predict," "intend," "potential" or "continue" or the negative of such terms or other comparable terminology, although not all forward-looking statements contain such terms. In addition, these forward-looking statements include, but are not limited to, statements regarding:

  implementing our business strategy;
  commercialization and marketing of our products under development;
  our intellectual property;
  our estimates of future revenue and profitability;
  our estimates or expectations of continued losses;
  our expectations regarding future expenses, including research and development, sales and marketing, manufacturing and general and administrative expenses;
  difficulty or inability to raise additional financing, if needed, on terms acceptable to us;
  our estimates regarding our capital requirements and our needs for additional financing;
  attracting and retaining customers and employees;
  sources of revenue and anticipated revenue; and
  competition in our market.

       These statements are only predictions. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are not required to and do not intend to update any of the forward-looking statements after the date of this prospectus or to conform these statements to actual results. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur. Actual results, levels of activity, performance, achievements and events may vary significantly from those implied by the forward-looking statements. A description of risks that could cause our results to vary appears under "Risk Factors" and elsewhere in this prospectus.

       In this prospectus, we refer to information regarding our potential markets and other industry data. We believe that we have obtained this information from reliable sources that customarily are relied upon by companies in our industry, but we have not independently verified any of this information.

USE OF PROCEEDS

       We will not receive any of the proceeds from the sale of the shares by the selling security holders, nor will any of the proceeds be available for our use or otherwise for our benefit. All proceeds from the sale of the shares will be for the account of the selling security holders.

SELLING SECURITY HOLDERS

       Up to 1,100,000 shares of our common stock are being offered by the selling security holders under this prospectus. These shares consist of the following:

  200,000 shares of common stock that were issued and sold to our president and director, Kirk S. Schumacher, upon the exercise of options granted to him in 2003 pursuant to an Executive Employment Agreement;

  the resale of 100,000 shares of common stock that were issued and sold to Patrick E. Lacy, our chief financial officer and director, pursuant to a Stock Option Agreement, and

  800,000 shares of common stock which may be issued to Mr. Schumacher pursuant to unexercised options granted to him under his Executive Employment Agreement.

       Except as noted specifically above, the selling security holders have not held any positions or offices or had material relationships with us or any of our affiliates within the past three years, other than as a result of the ownership of our securities.

       The following table sets forth information with respect to the number of shares of common stock which are beneficially owned by the selling security holders named below as of July 6, 2004, and as adjusted to give effect to the sale of the shares offered hereby. The term "selling security holder" or "selling security holders" includes the stockholders listed below and their respective transferees, assignees, pledges, donees or other successors. The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Shares of common stock which may be acquired by a beneficial owner upon exercise or conversion of warrants, options or rights which are currently exercisable or exercisable within 60 days of July 6, 2004, are included in the table. Except as indicated by footnote, to our knowledge, the persons named in the table below have the sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them

       The information in the table below is current as of the date of this prospectus. The selling security holders may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock being registered. The table assumes that the selling security holders will exercise all of their options and sell all of such shares. We are unable to determine the exact number of shares that will actually be offered or sold pursuant to this prospectus.

	Number of Shares Owned Prior to the Offering	Number of Shares Being Offered	Number of Shares Owned After the Offering
Kirk S. Schumacher	1,100,000(1)	1,000,000(1)	100,000
Patrick E. Lacy	152,000	100,000	52,000

_______________
(1)	Includes 800,000 shares issuable upon exercise of options granted under Mr. Schumacher's Executive Employment Agreement.

PLAN OF DISTRIBUTION

       The selling security holders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

  short sales;

  broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

  a combination of any such methods of sale; and

  any other method permitted pursuant to applicable law.

       The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

       The selling security holders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

       Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling security holder. The selling security holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

       The selling security holders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

       The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

       The selling security holders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

       We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

       The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling security holder. If we are notified by any selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling security holders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

       The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling security holders.

LEGAL MATTERS

       The validity of the issuance of the shares of common stock offered by this prospectus will be passed upon for us by Guzik & Associates, Los Angeles, California. As of the date of this prospectus, Samuel S. Guzik, a principal in this firm, beneficially owned 273,750 shares of our common stock (including 198,750 shares which Mr. Guzik may acquire upon exercise of rights and warrants).

EXPERTS

       The financial statements as of December 31, 2003 and December 31, 2002, incorporated in this prospectus by reference have been so included in reliance on the report of Mark Bailey & Company, Ltd., independent certified public accountants, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

       We have filed a registration statement on Form S-8 with the Securities and Exchange Commission relating to the securities offered by this prospectus. This prospectus does not contain all of the information provided in the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement, exhibits, and schedules.

       We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read a copy of any document we file without charge at the public reference facility maintained by the SEC in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of all or any part of the registration statement from that facility upon payment of the prescribed fees. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. We maintain our corporate website at www.sulphco.com. The information contained in our website is not part of this prospectus.

       The SEC allows this prospectus to "incorporate by reference" certain other information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and replace this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the securities that we have registered have been sold:

(1)

Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, filed with the SEC pursuant to the Exchange Act on March 29, 2004, as amended by Form 10-KSB/A filed with the SEC on June 14, 2004, and as amended by Form 10-KSB/A filed with the SEC on July 1, 2004 (File No. 0-27599);

(2)

Our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004, filed with the SEC on May 17, 2004, as amended by Form 10-QSB/A filed with the SEC on June 14, 2004, and as amended by Form 10-QSB/A filed with the SEC on July 1, 2004;

(3)	Our Current Report on Form 8-K filed on June 4, 2004;

(4)	Our Current Report on Form 8-K filed on June 16, 2004;

(5)	The description of our common stock contained in our registration on Form 10-SB filed on October 8, 1998 as amended by Form 10-SB/A filed with the SEC on November 18, 1999; and

(6)	All other reports filed by us pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2003.

If you make a request for such information in writing or by telephone, we will provide to you, at no cost, a copy of any or all of the information incorporated by reference in the registration statement of which this prospectus is a part. Requests should be addressed to us as follows:

SulphCo, Inc.
850 Spice Islands Drive
Sparks, NV 89431
Attention: Kirk S. Schumacher, President
Telephone: (775) 829-1310

       You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We will not make an offer of the shares of our common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

1,100,000 SHARES OF COMMON STOCK

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 5.     Interests of Named Experts and Counsel.

       The validity of the issuance of the shares of common stock covered by this registration statement will be passed upon for us by Guzik & Associates, Los Angeles, California. As of the date of this registration statement, Samuel S. Guzik, a principal in this firm, beneficially owned 273,750 shares of our common stock (including 198,750 shares which Mr. Guzik may acquire upon exercise of rights and warrants).

Item 6.     Indemnification of Directors and Officers.

       Section 78.751 of the Nevada Revised Statutes Annotated ("Nevada RSA") provides that a Nevada corporation may indemnify its directors and officers against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 78.751 of the Nevada RSA further provides that, in connection with the defense or settlement of any action by or in the right of a Nevada corporation, a Nevada corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation. Section 78.751 of the Nevada RSA further permits a Nevada corporation to grant its directors and officers additional rights of indemnification through by-law provisions and otherwise.

       Article VI of our Amended and Restated Restated By-Laws provides that we will indemnify our directors and officers and advance costs and expenses incurred by such officers and directors to the fullest extent permitted by Nevada law. Our Amended and Restated By-Laws also permit us to enter into agreements with any director or officer or to obtain insurance indemnifying directors and officers against certain liabilities incurred by them in the performance of their duties, including liabilities under the Securities Act of 1933.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 7.     Exemption from Registration Claimed.

       Of the 1,100,000 shares of common stock covered by this prospectus, 300,000 shares of common stock have been issued by us to the selling security holders as restricted securities prior to the date of this registration statement in reliance upon the exemption from registration under Section 4(2) of the Securities Act. The restricted securities were issued as incentive compensation to two executive officers, all of whom either received adequate information about us or had access, through employment or other relationships, to adequate information about us, including, but not limited to our annual, quarterly and other reports and statements filed with the Securities and Exchange Commission pursuant to the Exchange Act. The recipients of such restricted securities have been informed that they are restricted securities and therefore cannot be resold except pursuant to a valid exemption from registration under the Securities Act or pursuant to an effective registration statement under the Securities Act. The issuances of such restricted securities were made without the use of an underwriter.

1

Item 8. Exhibits.

(a) Exhibits:

4.1*	Restated Articles of Incorporation, as filed on December 30, 2003, with the Nevada Secretary of State.

4.2 **	Amended and Restated Bylaws.

4.3 **	Executive Employment Agreement dated as of February 17, 2003, by and between SulphCo, Inc. and Kirk S. Schumacher.

4.4	Stock Option Agreement dated as of May 8, 2003, by and between Patrick E. Lacy and SulphCo, Inc.

5.1	Opinion of Guzik & Associates.

23.1	Consent of Mark Bailey & Company, Ltd.

23.2	Consent of Guzik & Associates (Included in Exhibit 5.1)

24.1	Power of Attorney (Included in Signature Page in Part II)

________________

* Incorporated by reference from the registrant's Annual Report on Form 10-KSB (SEC File No. 333-27599) as filed with the SEC on March 29, 2004.

** Incorporated by reference from the registrant's Form 10-QSB for the quarter ended March 31, 2003 (SEC File No. 27599) as filed with the SEC on May 14, 2003.

(b) Financial Statement Schedules

None.

Item 9.      Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

2

     (iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

3

SIGNATURES

       In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sparks, State of Nevada, on July 12, 2004.

SULPHCO, INC.

By	/s/ Rudolf W. Gunnerman Rudolf W. Gunnerman, Chairman of the Board and Chief Executive Officer

       KNOW BY ALL MEN THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rudolf W. Gunnerman and Kirk S. Schumacher, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Rudolf W. Gunnerman	Chairman of the Board, Chief Executive	July 12, 2004
Rudolf W. Gunnerman	Officer, Director (Principal Executive Officer

/s/ Kirk S. Schumacher	President, Secretary, Director	July 12, 2004
Kirk S. Schumacher

/s/ Patrick E. Lacy	Chief Financial Officer	July 12, 2004
Patrick E. Lacy	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Loren J. Kalmen	Director	July 12, 2004
Loren J. Kalmen

/s/ Harry P. Holman	Director	July 12, 2004
Harry P. Holman

4

EXHIBIT INDEX

4.1*	Restated Articles of Incorporation, as filed on December 30, 2003, with the Nevada Secretary of State.

4.2 **	Amended and Restated Bylaws.

4.3 **	Executive Employment Agreement dated as of February 17, 2003, by and between SulphCo, Inc. and Kirk S. Schumacher.

4.4	Stock Option Agreement dated as of May 8, 2003, by and between Patrick E. Lacy and SulphCo, Inc.

5.1	Opinion of Guzik & Associates.

23.1	Consent of Mark Bailey & Company, Ltd.

23.2	Consent of Guzik & Associates (Included in Exhibit 5.1)

24.1	Power of Attorney (Included in Signature Page in Part II)

_______________

* Incorporated by reference from the registrant's Annual Report on Form 10-KSB (SEC File No. 333-27599) as filed with the SEC on March 29, 2004.

** Incorporated by reference from the registrant's Form 10-QSB for the quarter ended March 31, 2003 (SEC File No. 27599) as filed with the SEC on May 14, 2003.

5